Exhibit 99.1

Chicken Soup for the Soul Entertainment Announces Offering of Notes

COS COB, CT – April 19, 2022 – Chicken Soup for the Soul Entertainment Inc. (Nasdaq: CSSE) (the “Company”), one of the largest operators of streaming advertising-supported video-on-demand (AVOD) networks, today announced the launch of an underwritten public offering of additional 9.5% Notes due 2025 (“Notes”). The Notes are listed on Nasdaq under the symbol CSSEN. The Notes are rated BBB by  Egan-Jones Ratings Company, an independent, unaffiliated rating agency. Egan-Jones is a Nationally Recognized Statistical Rating Organization (NRSRO) and is recognized by the National Association of Insurance Commissioners (NAIC) as a Credit Rating Provider (CRP). Egan-Jones is also certified by the European Securities and Markets Authority (ESMA).

Ladenburg Thalmann & Co. Inc. and B. Riley Securities Inc. are acting as joint book-running manager of the offering.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities in this offering or any other securities nor will there be any sale of the Notes or any other securities referred to in this press release in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.

This offering is being made solely by means of a written prospectus forming part of the effective registration statement and a related preliminary prospectus supplement, which may be obtained from of any of the following investment banks: Ladenburg Thalmann, Attn: Syndicate Department, 640 Fifth Avenue, 4th Floor, New York, NY 10019 (telephone number 1-800-573-2541), or by e-mailing prospectus@ladenburg.com; and B. Riley Securities, Inc., at 1300 North 17th Street, Suite 1300, Arlington, VA 22209, by calling (703) 312-9580 or by emailing at prospectuses@brileyfin.com, each of which has been filed with the Securities and Exchange Commission, contains a description of these matters and other important information about the Company and should be read carefully before investing.

ABOUT CHICKEN SOUP FOR THE SOUL ENTERTAINMENT, INC.

Chicken Soup for the Soul Entertainment, Inc. (Nasdaq: CSSE) (the “Company”) operates streaming video-on-demand networks (VOD). The Company owns Crackle Plus, which owns and operates a variety of ad-supported and subscription-based VOD networks including Crackle, Chicken Soup for the Soul, Popcornflix, Popcornflix Kids, Truli, Pivotshare, Españolflix and FrightPix. The Company also acquires and distributes video content through its Screen Media and 1091 Pictures subsidiaries and produces original video content through the Chicken Soup for the Soul Television Group. Chicken Soup for the Soul Entertainment is a subsidiary of Chicken Soup for the Soul, LLC, which publishes the famous book series and produces super-premium pet food under the Chicken Soup for the Soul brand name.

www.cssentertainment.com	@CSSEntertain	www.facebook.com/chickensoupforthesoul

FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements within the meaning of the federal securities laws. Forward-looking statements are statements that are not historical facts. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of management and are not predictions of actual performance. Such assumptions involve a number of known and unknown risks and uncertainties, including but not limited to our core strategy, operating income and margin, seasonality, liquidity, including cash flows from operations, available funds, and access to financing sources, free cash flows, revenues, net income, profitability, stock price volatility, future regulatory changes, price changes, the ability of the Company’s content offerings to achieve market acceptance, the Company’s success in retaining or recruiting officers, key employees, or directors, the ability to protect intellectual property, the ability to complete strategic acquisitions, the ability to manage growth and integrate acquired operations, the ability to pay dividends, regulatory or operational risks, and general market conditions impacting demand for the Company’s services. For a more complete description of these and other risks and uncertainties, please refer the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 31, 2022. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. These forward-looking statements speak only as of the date hereof and the Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

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INVESTOR RELATIONS

Taylor Krafchik

Ellipsis

csse@ellipsisir.com

(646) 776-0886

MEDIA CONTACT
Kate Barrette
RooneyPartners LLC
kbarrette@rooneyco.com
(212) 223-0561

www.cssentertainment.com	@CSSEntertain	www.facebook.com/chickensoupforthesoul